Un-official Translation

Exhibit 99.2

ENTERPRISE CORPORATION

BUSINESS LICENSE

Registration Number: 320282400001903

Date of Incorporation: March 22, 2002

Registration Authority: Wuxi City Yixing Administration for Industry and Commerce (seal)

December 22, 2011

Number of License: 320282000201112220196

Number: No. 0638689

Name: Jiangsu Jinyu Environmental Engineering Co., Ltd.

Address: Gaocheng Town, Yixing City

Name of Legal Representative: LI Panhong

Registered Capital: USD 1,120,000

Paid-up Capital: USD 1,120,000

Type of Enterprise: Limited Liability Company (Sino-foreign Equity Joint Venture Enterprise)

Business Scope:

Licensed operation items: None.

General operation items: The design of the environmental engineering, general contractor of the environmental equipment (exclusive of the building), production of the mechanical equipment and the equipment and accessory for the environmental pollution prevention and control; after-sale service (aforementioned is exclusive of those restricted by the state.)

Shareholders (Founders): DRAGON PATH INTERNATIONAL LIMITED, Yixing Dragon Path Environment Technology Limited

Term of Business: from March 22, 2002 to March 21, 2017